                              LEHMAN BROTHERS INC.
                          PARTICIPATING PREFERRED PLAN





                                August 25, 1993


        --------------------------------------------------------------

                               Table of Contents



               Lehman Brothers Inc. Participating Preferred Plan

                                                                                                     PAGE
                                                                                                     ----
INTRODUCTION                                                                                           1
- ------------

PART I - OPERATION OF THE PLAN                                                                         1
         ---------------------

       1.1    Crediting of Interests in the                                                            1
              -----------------------------
                     EBP; Annual Crediting
                     ---------------------

       1.2    Vesting and Forfeiture of Amounts                                                        2
              ---------------------------------
                   Credited to the Participants' PPP
                   ---------------------------------
                   Accounts
                   --------

    1.2(a)    Vesting of Amounts Credited to PPP                                                       2
              ----------------------------------
                   Accounts on the Effective Date
                   ------------------------------

    1.2(b)    Vesting of New Accretions                                                                2
              -------------------------

    1.2(c)    Forfeitures and Resultant Transactions                                                   2
              --------------------------------------

                    (i)      Forfeiture                                                                2
                             ----------

                   (ii)      Forfeiture of New Accretion                                               2
                             ---------------------------

       1.3    Payment of Amounts Credited to the                                                       2
              ----------------------------------
                   Participants' PPP Accounts
                   --------------------------

    1.3(a)    In Service                                                                               2
              ----------

                    (i)      Payment at Any Time                                                       2
                             -------------------

                   (ii)      Payment Procedure                                                         3
                             -----------------

    1.3(b)    Seniority Payout                                                                         4
              ----------------

    1.3(c)    Termination of Employment                                                                4
              -------------------------

       1.4    Notional Computervision Stock                                                            5
              -----------------------------

PART II - GENERAL ADMINISTRATIVE PROVISIONS                                                            6
          ---------------------------------

       2.1    Administration                                                                           6
              --------------

 2.1(a)       General                                                                                  6
              -------

    2.1(b)    Adjustments                                                                              6
              -----------

       2.2    The Company as Payor; Status of Participants                                             6
              --------------------------------------------
                   as Unsecured, Subordinated Creditors;
                   -------------------------------------
                   Expenses
                   --------

       2.3    Agreements with Participants                                                             7
              ----------------------------

    2.3(a)    Agreement to be Bound                                                                    7
              ---------------------

    2.3(b)    Designation of Beneficiaries                                                             7
              ----------------------------

       2.4    Government Regulations                                                                   7
              ----------------------

       2.5    Withholding Taxes                                                                        8
              -----------------

       2.6    Applicable Law                                                                           8
              --------------

       2.7    Rights of Participants                                                                   8
              ----------------------

       2.8    Non-Transferability of Rights                                                            9
              -----------------------------

       2.9    Amendment of the Plan                                                                    9
              ---------------------

      2.10    Termination of the Plan                                                                  9
              -----------------------

   2.10(a)    In General                                                                               9
              ----------

   2.10(b)    Consequences of Termination of the Plan                                                  9
              ---------------------------------------

      2.11    Severability                                                                             9
              ------------

      2.12    Certain Rights of Participants                                                          10
              ------------------------------

      2.13    Actions and Decisions Regarding the                                                     10
              -----------------------------------
                   Business or Operations of the Company,
                   --------------------------------------
                   Holdings, and any of their Affiliates
                   -------------------------------------

      2.14    Offset                                                                                  11
              ------

      2.15    Notices                                                                                 11
              -------

      2.16    Arbitration                                                                             11
              -----------

      2.17    Adjustments for Non-U.S. Participants                                                   12
              -------------------------------------

      2.18    Governing Document                                                                      12
              ------------------

PART III - DEFINITIONS                                                                                13

       3.1    Affiliates                                                                              13
              ----------

       3.2    Average Annual Risk-Adjusted Equity                                                     13
              -----------------------------------

       3.3    Beneficiary                                                                             13
              -----------

       3.4    Cause                                                                                   13
              -----

       3.5    Disability                                                                              14
              ----------

       3.6    Early Retirement                                                                        14
              ----------------

       3.7    Finance Committee                                                                       14
              -----------------

       3.8    Governmental Service                                                                    14
              --------------------

       3.9    Holdings                                                                                14
              --------

      3.10    Lehman Brothers Division                                                                14
              ------------------------

      3.11    Net Income                                                                              14
              ----------

      3.12    Normal Retirement                                                                       14
              -----------------

      3.13    Participant                                                                             14
              -----------

      3.14    PPP Account                                                                             15
              -----------

      3.15    Quarter                                                                                 15
              -------

      3.16    RORAE                                                                                   15
              -----

      3.17    Year                                                                                    15
              ----

      3.18    Miscellaneous                                                                           15
              -------------

      3.19    Other Defined Terms                                                                     15
              -------------------

               LEHMAN BROTHERS INC. PARTICIPATING PREFERRED PLAN


                                  Introduction

               The Lehman Brothers Inc. Participating Preferred Plan (the "Plan") is intended to motivate and reward certain key employees of Lehman Brothers Inc. (the "Company") by providing them with a compensation arrangement whose value over time will be linked to the financial performance of the Company and Holdings. Except as otherwise provided in Section 1.5 below, the Plan is intended to amend and thereby replace the Lehman Brothers Equity Unit and Bonus Plan (the "EBP"). Unless waived by the Finance Committee, the effectiveness of the Plan is conditioned upon the consent of each Partner (as defined in the EBP) to the amendment to the EBP made by the crediting of his interests in the EBP to such Partner's PPP Account under the Plan.

               Except where defined elsewhere in the Plan, all capitalized terms used herein have the meanings assigned to them in Part III below.

                         PART I - OPERATION OF THE PLAN

               1.1      Crediting of Interests in the EBP; Annual Crediting.

               Effective as of January 1, 1993 (the "Effective Date"), the notional cash value of all notional securities credited to the Equity Unit Accounts (as defined in the EBP) of Partners as of such date shall be credited to the PPP Accounts to be established by the Company for the Participants in the Plan. Upon such crediting, each Partner in the EBP shall waive all rights and claims under the EBP and shall become a Participant. All notional amounts credited to the PPP Accounts of the Participants shall be credited with a fixed return (the "Fixed Return") at a rate of 12% per annum, payable in cash on or as soon as practicable following the end of each Quarter. In addition, as of each January 1 following the close of a Year, the balance in the PPP Accounts of Participants on such date shall be credited or debited, as the case may be, with notional income equivalents (the "New Accretions") equal to the RORAE for such Year multiplied by the then outstanding balance in the PPP Account.
Except as a result of New Accretions, no amounts shall be credited to PPP Accounts (by reason of new deferrals or otherwise) after the Effective Date.

               1.2 Vesting and Forfeiture of Amounts Credited to the Participants' PPP Accounts.

               1.2      (a)     Vesting of Amounts Credited to PPP Accounts on
the Effective Date. All unvested amounts credited to a Participant's PPP Account as of the Effective Date shall vest on January 1, 1995.

               1.2      (b)     Vesting of New Accretions.  All New Accretions
credited to a Participant's PPP Account under Section 1.1 above shall vest on the first anniversary of the effective date of the crediting thereof to the Participant's PPP Account. If New Accretions result in a debit to a Participant's PPP Account, such debit shall take effect immediately as of the January 1 following the Year to which such New Accretion relates.

               1.2      (c)     Forfeitures and Resultant Transactions.

               (i) Forfeiture. Except as the Finance Committee may determine otherwise in its discretion, any unvested amounts credited to a Participant's PPP Account as of the last day of the Quarter coincident with or immediately preceding the date of a termination of the Participant's employment with the Company or any of its Affiliates (such date being hereinafter referred to as the "Forfeiture Date"), other than an involuntary termination of employment without Cause or a termination of employment due to Normal or Early Retirement, Disability, death or Governmental Service, shall be forfeited as of the Forfeiture Date. All unvested amounts credited to a terminating Participant's PPP Account that are not forfeited pursuant to this Section 1.2(c)(i) shall vest as of the Forfeiture Date.

               (ii) Forfeiture of New Accretion. Upon the forfeiture of any amounts pursuant to this Section 1.2(c), the relevant terminating Participant shall forfeit all rights to any New Accretion with respect to the forfeited portion of his PPP Account for the Year in which the relevant Forfeiture Date occurs.

               1.3      Payment of Amounts Credited to the Participants' PPP
Accounts.

               1.3      (a)     In Service.

               (i) Payment at Any Time. All or any portion of amounts credited to a Participant's' PPP Account may be paid out by the Company at any time at the election of the Finance Committee. The effective date of such payout shall be the end of the Quarter coincident with or immediately preceding the Quarter in which such determination to pay out occurs (such effective date of payment being hereinafter referred to as the "In-Service Payment Date").

               (ii) Payment Procedure. A payment of the amounts credited to a Participant's PPP Account shall be effected as follows:

                        (A) such Participant shall be paid in cash any unpaid Fixed Return for the Quarter ending on the In-Service Payment Date and for the portion of the succeeding Quarter ending on the date of the lump sum payment or first installment payment, as the case may be, described in clause (C)(y) below;

                        (B) such Participant shall be credited or debited with a New Accretion on the amount so paid out, calculated (if the In-Service Payment Date is not the end of a Year) as if the current Year ended on the In-Service Payment Date (which New Accretion shall be simultaneously paid out as described in clause
               (C) below); and

                        (C) such Participant shall have a right to receive a cash payment from the Company, subject to the vesting schedule and forfeiture terms applicable to the payment amount, which cash payment shall be:

                                 (x)     in an amount equal to the notional
                        dollar value of the amount credited to the Participant's PPP Account (including the New Accretion described in clause (B) of this Section 1.3(a)(ii)), as of the In-Service Payment Date; and

                                 (y)     paid, at the election of the Finance
                        Committee, either (I) in a lump sum or (II) in three equal installments, the first of which shall be paid on a date promptly following the In-Service Payment Date (but in no event earlier than the calculation of RORAE for the portion of the Year ending on the In-Service Payment Date) and the second and third of which shall be paid on or as soon as practicable following the first and second anniversaries of the first installment payment, respectively. On each of the second and third installment payment dates, interest at a rate of 8% per annum shall be paid on the entire amount outstanding immediately prior to such installment payment date, calculated from the immediately preceding installment payment date.

               1.3      (b)     Seniority Payout.  Effective immediately
following the close of the Year in which a Participant who has participated in the Plan (or the EBP and the Lehman Brothers Equity Program) for two full Years and is an employee of the Company or any of its Affiliates has attained age 52 and of each Year thereafter (provided that he remains an employee of the Company or any of its Affiliates throughout such Year), one tenth (or one fifth, in the case of each such Year beginning with the Year in which the Participant attains age 57) of the notional dollar value of such Participant's vested amount credited to his PPP Account (after payment of Fixed Returns and taking into account the crediting or debiting of New Accretions with respect to the Year just ended), shall be paid in cash to such Participant on or as soon as practicable following the effective date of such payout and the PPP Account of such Participant shall be debited accordingly. Notwithstanding anything contained in this Section 1.3(b) to the contrary, no payments hereunder shall occur until after the close of 1993, regardless of whether a Participant has attained the age of 52 or 57 during 1993.

               1.3      (c)     Termination of Employment.  Upon the
termination of a Participant's employment with the Company or any of its Affiliates for any reason, all amounts credited to the Participant's PPP Account (after taking into account any forfeitures of unvested amounts pursuant to Section 1.2) shall be paid out. Such amounts shall be paid out effective as of the end of the Quarter coincident with or preceding the date on which such termination of employment occurs (such date being hereinafter referred to as the "Termination Payment Date"), in which case:

               (i) such Participant shall be paid in cash any unpaid Fixed Return for the Quarter ending on the Termination Payment Date;

               (ii) such Participant shall be credited or debited with a New Accretion on the payout amounts calculated (if the Termination Payment Date is not the end of a Year) as if the current Year ended on the Termination Payment Date (which New Accretion shall be simultaneously paid out as described in clause (iii) below); and

               (iii) the amount payable by the Company in connection with such payouts:

                        (A) shall be the notional dollar value of the amounts credited to the Participant's PPP Account (including the New Accretion described in clause (ii) above, unless such New Accretion is forfeited pursuant to the provisions of Section 1.2 above), as of the Termination Payment Date; and

                        (B) shall be paid in cash, at the election of the Finance Committee, either (x) in a lump sum as soon as practicable following the Participant's date of termination of employment or (y) in three equal installments as soon as practicable following the Participant's date of termination of employment and as of the first and second anniversaries of such date. On each installment payment date, interest at a rate of 8% per annum shall be paid on the entire amount outstanding immediately prior to such installment payment date, calculated from the Termination Payment Date (in the case of the first installment payment date), and from the immediately preceding installment payment date (in the case of the second and third installment payment dates).

               1.4      Notional Computervision Stock.

               Notwithstanding the termination of the EBP and anything contained in the Plan to the contrary, the Notional Computervision Stock (as defined in the EBP) shall continue to be subject to the same terms as were previously applicable under the EBP, which terms are hereby incorporated in the Plan as if the relevant provisions of the EBP (including provisions of the EBP referred to in such provisions) remained in full force and effect (but only with respect to such Notional Computervision Stock); provided, however, that upon the occurrence of an event that would otherwise result in the crediting of Phantom Participating Preferred Stock (as defined in the EBP) in respect and in lieu of Notional Computervision Stock under the terms of the EBP, the amount that would otherwise be so credited shall instead be credited hereunder to the PPP Account of the relevant Participant.

                  PART II - GENERAL ADMINISTRATIVE PROVISIONS

               2.1      Administration.

               2.1      (a)     General.  The terms of the Plan shall be
administered, interpreted (which shall include the power to supply any omission and reconcile any inconsistencies) and adjusted, as appropriate, by the Finance Committee. Any action taken or determination made by the Finance Committee which has been assigned to the Finance Committee pursuant to the terms of the Plan shall be within its sole discretion and shall be final and binding on all interested parties. The Finance Committee shall have no liability to any Participant (or his Beneficiaries or heirs) under the Plan or otherwise on account of any action taken, or not taken, or any determination made in good faith by the Finance Committee pursuant to the terms of the Plan or authority delegated to it under the Plan.

               2.1      (b)     Adjustments.  In addition, the Finance
Committee may make adjustments to the terms of the Plan and its applicability to any Participant which, in its discretion, it deems equitable and necessary in order to preserve the economic rights and expectations of the Participants, Holdings and the Company hereunder, in the event that:

               (i) there occurs an event such as a merger, sale of substantially all of the assets of, or a consolidation, reorganization or other restructuring of Holdings or the Company; or

               (ii) any anticipated benefits of deferral under, or other aspects of, the Plan are altered by reason of any interpretation of or change in applicable laws, governmental regulations or accounting rules;

provided, however, that any rights under Section 2.12 may not be materially adversely affected without such Participant's written consent.

               2.2 The Company as Payor; Status of Participants as Unsecured, Subordinated Creditors; Expenses.

               The Company is the sponsor and legal obligor under the Plan, and shall make all payments hereunder. Nothing herein is intended to restrict the Company from charging an Affiliate that employs a Participant for all or a portion of the payments made by the Company hereunder to such Participant. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any amounts under the Plan, and rights to payment hereunder shall be no greater than the rights of the Company's unsecured, subordinated creditors, and shall be subordinated to the claims of the customers and clients of the Company. As a condition to participation in the Plan, each Participant shall agree that, in the event the Finance Committee concludes that the obligation of the Company under the Plan should qualify as subordinated capital of the Company for regulatory purposes, such Participant shall execute from time to time such subordinated debt agreements, and shall consent to such modifications to the Plan, as the Finance Committee may determine are necessary or appropriate in order to ensure that the Company's obligations so qualify. Unless waived by the Finance Committee, any failure to execute any such agreement or to consent to any such modification shall result in the forfeiture of the Participant's PPP Account. All expenses involved in administering the Plan shall be borne by the Company.

               2.3      Agreements with Participants.

               2.3      (a)     Agreement to Be Bound.  By becoming a
Participant in the Plan, each Participant (and each person claiming under or through a Participant) shall be conclusively bound by the terms of the Plan and any action taken or not taken under the Plan by the Company, Holdings, or the Finance Committee.

               2.3      (b)     Designation of Beneficiaries.  The Finance
Committee shall create a procedure whereby a Participant may file, on a form to be provided by the Finance Committee, a written election designating one or more Beneficiaries with respect to the vested portion of such Participant's PPP Account in the event of the Participant's death. The Participant may amend such Beneficiary designation in writing at any time prior to the Participant's death, without the consent of any previously designated Beneficiary (to the extent permitted by law); provided, however, that such amended designation shall not be effective unless and until received by the duly authorized representative of the Company prior to the Participant's death.

               2.4      Government Regulations.

               All transactions and all amounts payable by the Company under the Plan shall be contingent upon compliance with any and all applicable federal, state, local and foreign laws and rules and regulations of any regulatory or self-regulatory body in effect at the time, as deemed necessary or desirable by the Finance Committee. No changes to the Plan that are necessary in order to comply with such laws, rules or regulations shall be deemed to violate the Participants' rights protected under Section 2.12, provided that the Company takes all reasonable steps necessary to provide the Participants with the benefits intended under the Plan.

               2.5      Withholding Taxes.

               The Company may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes which the Company or any of its Affiliates is required by any law or regulation of any governmental authority, whether federal, state, local or foreign, to withhold in connection with amounts credited or payments made pursuant to the Plan, including, but not limited to, (a) the withholding of funds or other property (or any portion thereof) until the Participant reimburses the Company or such Affiliate for the amount that is required with respect to such taxes, (b) the cancelling of any portion of such crediting or payment in an amount sufficient to reimburse itself or such Affiliate for the amount of taxes required to be withheld, or (c) the withholding of appropriate sums from any amount otherwise credited or payable to the Participant (or his Beneficiary).

               2.6      Applicable Law.

               The Plan and all actions taken hereunder shall be governed by, and construed in accordance with, the substantive laws, but not the choice of law rules, of the State of New York, except that any subordination provisions included for regulatory purposes shall be governed by, and construed in accordance with, the Constitution and Rules of the New York Stock Exchange, Inc.

               2.7      Rights of Participants.

               No employee or other person shall have any claim or right to a Fixed Return or a New Accretion or other credits, debits or payments under the Plan except as expressly provided herein and neither the Plan nor any action taken under (or inaction involving) the Plan shall be construed as (a) giving any employee any right to be retained in the employ of the Company or any of its Affiliates or (b) affecting the right of any of the above-mentioned entities to terminate the employment of any individual with or without

Cause. Notwithstanding anything that may be to the contrary herein, no relationship is intended between the Company or any Affiliate and any Participant under the Plan other than that of employer and employee (and, in particular, no partnership or other organization among the Company, any Affiliate of the Company or any Participant is intended) and no position to the contrary shall be taken for any purpose.

               2.8      Non-Transferability of Rights.

               Except as previously provided hereunder, a Participant's rights and interest under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise (except in the event of the Participant's death) including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any Participant under the Plan shall be subject to any obligation or liability of such Participant other than any obligations or liabilities owed by such Participant to the Company, Holdings or their respective Affiliates.

               2.9      Amendment of the Plan.

               The Finance Committee may amend the Plan at any time or from time to time. However, no amendment of the Plan shall materially adversely affect any rights described in Section 2.12, without an affected Participant's written consent.

              2.10      Termination of the Plan.

              2.10      (a)     In General.  Notwithstanding any other
provision herein that may be to the contrary, the Plan is subject to termination at any time by action of the Finance Committee.

              2.10      (b)     Consequences of Termination of the Plan.  In
the event of a termination of the Plan, the Company shall effect an in service redemption of the amounts credited to each Participant's PPP Account in accordance with Section 1.3(a) above.

              2.11      Severability.

              The invalidity or unenforceability of any one or more provisions of the Plan (or any portion thereof) shall not affect the validity or enforceability of any other provision of the Plan (or any portion thereof), which shall remain in full force and effect.

              2.12      Certain Rights of Participants.

              Subject to the Finance Committee's ability to amend the Plan pursuant to Section 2.9, to terminate the Plan in accordance with Section 2.10 or to adjust the terms of the Plan as provided expressly elsewhere under the Plan, none of the following rights of a Participant may be materially adversely affected by any adjustment, amendment or termination of the Plan without such Participant's written consent:

              (a) the right to vest in, or to become free of transfer restriction with respect to, any amounts credited to the Participant's PPP Account under the Plan, as of the date of such adjustment, amendment or termination, based on (i) his continued service (if any) with the Company and any of its Affiliates and (ii) the vesting, forfeiture and transfer restriction provisions of the Plan as in effect prior to such adjustment, amendment or termination; and

              (b) the right to receive Fixed Returns and New Accretions with respect to all amounts credited to his PPP Account as of the date of such adjustment, amendment or termination, based on the terms of the Plan as in effect prior to such adjustment, amendment or termination.

Furthermore, Sections 2.9, 2.10, and 2.12 shall not be adjusted or amended in any way that would have a material adverse effect on a Participant without the consent of the affected Participant. Nothing in this Section 2.12 shall be construed to confer a right to remain employed by the Company or any of its Affiliates or otherwise affect the application of Section 1.3(a) or Section 2.7 above.

              2.13 Actions and Decisions Regarding the Business or Operations of the Company, Holdings, and any of their Affiliates.

              Notwithstanding anything in the Plan to the contrary, neither the Company nor Holdings, nor any of their respective Affiliates nor their respective officers, directors, employees or agents shall have any liability to any Participant (or his Beneficiaries or heirs) under the Plan or otherwise on account of any action taken, or not taken, in good faith by any of the foregoing persons with respect to the business or operations of the Company, Holdings or any of their respective Affiliates.

              2.14      Offset.

              Subject to applicable law, any amounts payable to any Participant hereunder as credited to the Participant's PPP Account are subject to reduction to satisfy any liabilities owed to the Company, Holdings or any of their respective Affiliates by the Participant.

              2.15      Notices.

              The Finance Committee shall give each Participant prompt notice of any credits, charges, adjustments, redemptions, forfeitures, reallocations or other transactions affecting such Participant's PPP Account. The Company shall maintain the PPP Accounts under the Plan and shall effect all credits and debits to such PPP Accounts in accordance with the terms of the Plan under the direction of the Finance Committee.

              2.16      Arbitration.

              Any dispute between a Participant and the Company, Holdings or any of their respective Affiliates arising from or relating to the terms of the Plan shall be submitted to arbitration under the auspices and in accordance with the rules of the New York Stock Exchange, Inc. (or, in the case of any such dispute between the Participants as a group and the Company, Holdings or any of their respective Affiliates, the rules of the American Arbitration Association (the "AAA")), and each Participant shall be deemed to have agreed to such submission by becoming a Participant in the Plan. In the event of any such dispute between the Participants as a group and the Company, Holdings or any of their respective Affiliates, the party seeking relief shall give written notice of its intention to seek resolution of such dispute to the other party. The arbitral tribunal shall be appointed within 30 days of the notice of dispute, and shall consist of three arbitrators, one of which shall be appointed by Holdings (or the Company or the relevant Affiliates, as the case may be), one by the Participants as a group (which first two arbitrators shall have knowledge of the securities industry and familiarity with the compensation practices of such industry), and the third jointly by such two arbitrators; provided, however, that, if such two arbitrators shall be unable to select the third arbitrator within such 30-day period, such third arbitrator shall be chosen by the AAA as soon as practicable following notice to the AAA by such two arbitrators of their inability to choose such third arbitrator; and provided further that in the case of a third arbitrator so chosen by the AAA, such third arbitrator shall be required to have knowledge of the securities industry and be familiar with the compensation practices of such industry.

              2.17      Adjustments for Non-U.S. Participants.

              The Finance Committee may approve such adjustments to the terms of the Plan applicable to Participants who are subject to taxes in non-United States jurisdictions as it deems appropriate in order to accomplish the purposes of the Plan.

              2.18      Governing Document.

              The Plan (including any instruments or documents expressly referred to herein) contains all of the terms and conditions of the program described herein and shall be its sole governing document and authority, and shall supersede all prior descriptions or understandings, both written and oral, with respect to the subject matter of the Plan.

                             PART III - DEFINITIONS

For purposes of the Plan, the following terms are defined as set forth below:

       3.1 "Affiliates" of a person means any enterprise (whether a corporation, partnership, joint venture or other business or legal entity) controlling, controlled by or under common control with such person.

       3.2 "Average Annual Risk-Adjusted Equity" means, for any given Year, the sum of the total risk-adjusted equity (or the equivalent thereof) of Lehman Brothers Division (with respect to 1993) or Holdings (with respect to other Years) as of the first day of such Year and as of the end of each month during such period (each as determined by Holdings in accordance with United States generally accepted accounting principles), divided by 13.

       3.3 "Beneficiary" means the person or persons designated in writing by a Participant under Section 2.3(b) above, or, in the absence of an effective designation, or if such designated person shall have died before the Participant, the legal representative of the Participant's estate.

       3.4 "Cause" means a material breach by a Participant of an employment contract (if any) between the Participant and the Company or an Affiliate, failure by a Participant to devote substantially all business time exclusively to the performance of his duties, willful misconduct, dishonesty related to the business and affairs of his employer or an Affiliate of his employer, conviction of a felony (or failure to contest prosecution for a felony), habitual or gross negligence in the performance of a Participant's duties or failure to satisfactorily perform such duties after notification of such failure and a reasonable opportunity to cure the same, the violation of policies and practices adopted by his employer or the parent of his employer or a material violation of the conflict of interest, proprietary information or business ethics policies of his employer or the parent of his employer.

       3.5 "Disability" shall have the meaning set forth in the Company's Long-term Disability Program as in effect from time to time or any successor thereto.

       3.6 "Early Retirement" means a Participant's termination of employment with the Company and its Affiliates on or after age 55 and ten full years of employment with not less than five full years of participation in the Plan (including, for this purpose, participation in the EBP and the Lehman Brothers Equity Program).

       3.7 "Finance Committee" means the Finance Committee of the Board of Directors of Holdings, as constituted from time to time, or its designee.

       3.8 "Governmental Service" means full-time employment in an elective or nonelective capacity with any federal or state government or political subdivision thereof or any agency or instrumentality thereof.

       3.9 "Holdings" means Lehman Brothers Holdings Inc., a Delaware corporation (and any successor corporation).

       3.10 "Lehman Brothers Division" means the businesses of Lehman Brothers as reflected in their Quarterly Financial Review as of December 31, 1992, as such review may be amended as determined by the President of Holdings.

       3.11 "Net Income" means, for any given year, the after-tax net income (or loss) of Lehman Brothers Division or Holdings, as the case may be, for such Year, as determined by Holdings in accordance with United States generally accepted accounting principles.

       3.12 "Normal Retirement" means a Participant's termination of employment with the Company and its Affiliates on or after 65 with not less than two full years of participation in the Plan (including, for this purpose, participation in the EBP and the Lehman Brothers Equity Program).

       3.13 "Participant" means an employee of the Company or any of its Affiliates who participates in the Plan.

       3.14 "PPP Account" means the bookkeeping account created and maintained under the Plan for each Participant to or against which deferred amounts are credited or charged pursuant to the terms of the Plan.

       3.15 "Quarter" means each calendar quarter during the term of the Plan.

       3.16 "RORAE" means, for any given Year, the Net Income of Holdings for such Year (or the Net Income of Lehman Brothers Division, in the case of 1993) divided by the Average Annual Risk-Adjusted Equity of Holdings (or of Lehman Brothers Division, in the case of 1993) for such Year.

       3.17    "Year" shall mean each calendar year during the term of the Plan.

       3.18 Miscellaneous. Where appropriate, all references in the Plan to the masculine pronoun shall include the feminine, and all references to the singular shall include the plural.

       3.19 Other Defined Terms. The following terms are defined in the Plan in the Section indicated:

                   Term                                                       Section
                   ----                                                       -------
                   "AAA"                                                      2.16
                    ---

                   "Company"                                                  Introduction
                    -------

                   "EBP"                                                      Introduction
                    ---

                   "Effective Date"                                           1.1
                    --------------

                   "Fixed Return"                                             1.1
                    ------------

                   "Forfeiture Date"                                          1.2(c)
                    ---------------

                   "In-Service Payment Date"                                  1.3(a)
                    -----------------------

                   "New Accretion"                                            1.1
                    -------------

                   "Notional Computervision Stock"                            1.4
                    -----------------------------

                   "PPP Plan"                                                 Introduction
                    --------

                   "Termination Payment Date"                                 1.3(c)
                    ------------------------